CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, and to the incorporation by reference in this Registration Statement (Form N-1A, Post-Effective Amendment No. 75 to File No. 002-23727; Amendment No. 36 to File No. 811-01311) of The GAMCO Mathers Fund of our report dated February 28, 2011 included in the 2010 annual report to shareholders.
/s/ Ernst & Young LLP
Philadelphia, Pennsylvania
April 27, 2011